EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Interface, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 10, 2006, relating to the consolidated financial statements, the effectiveness of Interface, Inc.’s internal control over financial reporting, and schedule of Interface, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 1, 2006.

/S/ BDO Seidman, LLP
Atlanta, Georgia
July 11, 2006